Exhibit 10.19

Monsanto Argentina S.R.L.
Maipú 1210 10 Floor, CABA, Argentina
cc. Bryan Cave LLP, 211, N Broadway 3600, St. Louis, MO 63102
Att.  Carina Cavero
Brendan Johnson
OFFER LETTER– CAPITALIZATION

This Offer Letter, dated as of March 16, 2018 (this “Offer Letter”), relates to (i) the Participation Rights Agreement (the “PRA”) dated April 8, 2016, entered into by and among Bioceres S.A., a sociedad anónima organized and existing under the laws of Argentina (the “Company”) and Monsanto Argentina, S.R.L. (f/k/a Monsanto Argentina S.A.I.C., and hereafter “Monsanto”) and BAF Latam Trade Finance Fund B.V. (“BAF Latam”), which agreement was assigned to BAF Latam Credit Fund B.V. (“BAF Credit”).

W I T N E S S E T H:

WHEREAS pursuant to the Qualified Financing (as defined in the PRA) occurred on March 1, 2018, in an amount equal to US$ 42,282,872,22, pursuant to the first tranche of the private placement implemented by the Board of Director on February 9, 2018, according to the authorization granted in the Shareholders Meetings held on December 17, 2014 and December 15, 2016, the Company shall grant to Monsanto the right to subscribe equity securities in the Qualified Financing, and Monsanto shall exercise their Participations Rights pursuant to the terms of the PRA as provided herein. The consideration for subscribing equity securities shall be offset with any amounts owed by the Company or the Guarantors pursuant the terms of the Loan Agreement entered into by and among the Company, Monsanto and BAF Latam dated April 5, 2016 (the “Loan Agreement”), the Note dated April 8, 2016 issued pursuant to the Loan Agreement and the Participation Rights Agreement dated as of April 8, 2016 (each, as defined in the PRA, and all together shall be referred to herein as the “Loan Documents”) to the extent such participation is exercised by Monsanto. The exercise of participation rights by Monsanto shall result (a) in the issuance of new equity shares of common stock of the Company in favor of Monsanto (each a “New Security”, and, collectively, the “New Securities”), and (b) in order for the offsetting resulting in the extinguishment of obligations of the Company and the Guarantors pursuant to the Loan Documents, Monsanto shall be able to exercised their Participations Rights as provided herein, and such extinguishment shall be considered a prepayment of the Note, since the Qualified-Financing occured before April 8, 2018.

NOW, THEREFORE, in consideration of the premises and the covenants and obligations contained herein, the sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.          Defined Terms.

Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the PRA.

Section 2.          Capitalization of Debt Obligations Under the Loan and Note documents.

2.1. The Company hereby agrees that, within 30 days from the date hereof, the Company shall issue to Monsanto New Securities (the “Capitalization”) at an issue price of US$7.91 per New Security in an amount equal to: (a) the sum of the unpaid face amount of US$ 8,190,000 (the “Face Amount”), pursuant to the Loan Agreement and the Note (each, as defined in the PRA) as of February 9, 2018 (such date, the Capitalization Date”), divided by (b) 7.91 (the “Capitalized Securities”), in order to fully satisfy the Company’s debt obligations evidenced by the Loan Documents.

2.2. The Company represents and warrants that, at the time of their delivery to Monsanto, all of the Capitalized Securities will have been duly authorized, validly issued, fully paid-in, and free and clear of any liens or encumbrances and such Capitalized Securities will grant Monsanto the same rights per share (whether economical, political or otherwise) as those granted to other investor in the Qualified Financing.

2.3. Furthermore, the Company shall procure the execution of a Shareholder’s Agreement by and among Monsanto and certain shareholders of the Company (the “Shareholders”) in the terms and conditions set forth in Section 4.1. (k) of the Loan Agreement. Such Shareholders Agreement shall be entered into by and among Monsanto and the Shareholders prior to December 31, 2018, unless the Company successfully effects a Initial Public Offering prior to such date, in which case no Shareholders Agreement shall be entered into. The Company shall be liable for any loss or damage that Monsanto may suffer arising from the failure of the Shareholders to enter into the Shareholders Agreement as provided herein.

Section 3.          Termination of Existing Debt Documents and Participation Rights Agreements.

Each of the Company and Monsanto hereby agrees that, upon receipt of the Capitalized Securities by Monsanto, all amounts outstanding under the Loan Documents shall be fully satisfied and extinguished.

Section 4.          Assignment of Preemptive Rights upon Initial Public Offering.

Upon issuance of, and simultaneously with the receipt of, the New Securities by Monsanto, the latter shall execute and deliver an assignment of preemptive rights agreement substantially in the form of Exhibit A hereto, pursuant to which the preemptive rights associated with the New Securities will be assigned to AR Partners S.A. upon consummation of an initial public offering registered with the Securities and Exchange Commission pursuant to the terms and conditions set forth in the Company’s registration statement filed under Registration No. 333-222455 and the Company´s prospectus approved on January 18, 2018 by Resolution No. 19.296 of the Argentine Securities and Exchange Commission (Comisión Nacional de Valores).

Section 5.          Registration Rights Agreement Undertaking.

The Company hereby agrees to cooperate, negotiate in good faith and seek to execute promptly following the date hereof a long-form registration rights agreement (the “Registration Rights Agreement”) granting Monsanto customary registration rights with respect to the New Securities owned by Monsanto, which Registration Rights Agreement will include customary piggy-back and demand registration rights (including, without limitation, an obligation on the part of the Company to file, and have declared effective by the U.S. Securities and Exchange Commission, not later than December 31, 2018, a registration statement on Form F-1 covering Monsanto’s New Securities (which may be a shelf registration statement at Monsanto election), as well as customary rights regarding “shelf” registrations and underwritten offerings), and containing such other terms as are customary for transactions of this type and mutually acceptable and otherwise in form and substance acceptable to Monsanto.

Section 6.          Miscellaneous.

(a)       Counterparts.  This Offer Letter may be executed in any number of separate counterparts, each of which when so executed, accepted and delivered shall be an original, and all such counterparts shall together constitute one and the same instrument.

(b)       Governing Law.  This Offer Letter shall be construed in accordance with and governed by the law of the State of New York, without giving effect to any conflict of laws principles that would require the application of the laws of another jurisdiction.

(c)       Jurisdiction.  Each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of any New York State court or federal court of the United States sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Offer Letter, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(d)       Waiver of Jury Trial.  Each of the parties hereto hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Offer Letter.

This Offer Letter shall be deemed accepted by Monsanto upon delivery of an acceptance letter in the form of Exhibit B hereto.

Bioceres S.A.

By:	/s/ Marcelo Carrique
Authorized Signatory

Acceptance of the Offer

BIOCERES S.A.
Ocampo 210bis, Rosario,
Province of Santa Fe
Att. Gloria Montaron Estrada

Ref: Acceptance Letter – Offer Letter - Capitalization

Ladies and Gentlemen:

The undersigned hereby accepts the Offer Letter —Capitalization dated March 16, 2018.

This Acceptance Letter shall be governed and construed in accordance with the law of the State of New York.

/s/ Juan Farinati
Monsanto Argentina S.R.L.
Juan Farinati
President

EXHIBIT A

Form of Assignment of Preemptive Rights Agreement